SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              Lincoln Park Bancorp
             (Exact Name of Registrant as Specified in Its Charter)


            Federal                                       61-1479859
-----------------------------------               ------------------------------
    (State of Incorporation                            (I.R.S. Employer
        or Organization)                              Identification No.)

31 Boonton Turnpike, Lincoln Park, New Jersey                07035
---------------------------------------------     ------------------------------
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  |_|                                  box.  |X|

         Securities Act registration statement file number to which this form relates: 333-116639

         Securities to be registered pursuant to Section 12(b) of the Act:

             None                                             N/A
--------------------------------------------------------------------------------
        (Title of Class)                        (Name of Each Exchange on Which
                                                 Each Class is to be Registered)

         Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.01 per share
                  --------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Lincoln Park Bancorp," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-116639), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Lincoln Park Bancorp and Lincoln Park Savings" in the Registrant's prospectus.


Item 2.  Exhibits.
-----------------

1. Registration Statement on Form SB-2 (Registration Number 333-116639) dated June 18, 2004, as amended on August 31, 2004, October 14, 2004 and October 25, 2004 is hereby incorporated by reference.

2. Federal stock charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on June 18, 2004, as amended on August 31, 2004, October 14, 2004 and October 25, 2004).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on June 18, 2004, as amended on August 31, 2004, October 14, 2004 and October 25, 2004).

4. Specimen stock certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on June 18, 2004, as amended on August 31, 2004, October 14, 2004 and October 25, 2004).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       LINCOLN PARK BANCORP



Date:    December 14, 2004             By: /s/Donald S. Hom
                                           -------------------------------------
                                           Donald S. Hom
                                           President and Chief Executive Officer